UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 31, 2006
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	0-17224	66-031262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item     8.01 Other Events.
     On July 31, 2006, Doral Financial Corporation paid the regular monthly cash dividend on its 7% Noncumulative Monthly Income Preferred Stock, Series A (the “Series A Preferred Stock”), 8.35% Noncumulative Monthly Income Preferred Stock, Series B (the “Series B Preferred Stock”) and 7.25% Noncumulative Monthly Income Preferred Stock, Series C (the “Series C Preferred Stock”), in the amount of $0.2917, $0.173958 and $0.151042 per share, respectively. The dividends on each of the series was paid to the holders of record on the close of business on July 27, 2006, in the case of the Series A Preferred Stock, and the close of business on July 15, 2006, in the case of the Series B and Series C Preferred Stock.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: August 4, 2006	By:	/s/ Lidio Soriano

Name: Lidio Soriano Title: Executive Vice President and Chief Financial Officer